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                                                                     Exhibit 8.1

                               October 27, 2000


MBNA America Bank,
 National Association
1100 North King Street
Wilmington, Delaware 19884

          Re:  MBNA Master Credit Card Trust II
               Asset Backed Certificates
               MBNA America Bank, National Association (Seller)
               Registration Statement on Form S-3
               ------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel for MBNA America Bank, National Association, a national banking association (the "Seller"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement"), which has been filed on October 27, 2000 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of series (each, a "Series") of Asset Backed Certificates (collectively, the "Certificates"), each such Series representing an undivided interest in MBNA Master Credit Card Trust II (the "Trust"). Each Series of Certificates will be issued pursuant to the Pooling and Servicing Agreement dated as of August 4, 1994, as amended by the First Amendment thereto dated as of March 11, 1996, the Second Amendment thereto dated as of June 2, 1998, the Third Amendment thereto dated as of January 10, 1999 and the Fourth Amendment thereto dated as of October 2, 2000 (collectively, the "Pooling and Servicing Agreement"). The Pooling and Servicing Agreement and the Series Supplements relating to Series of Certificates issued by the Trust have been incorporated by reference in the Registration Statement. The forms of Series Supplements relating to Series of Certificates to be issued by the Trust have been filed as Exhibits 4.6 and 4.7 to the Registration Statement.

     We hereby confirm that the statements set forth in the prospectus relating to the Certificates (the "Prospectus") forming a part of the Registration Statement under the heading "Federal Income Tax Consequences" and the statements set forth in the representative form of prospectus supplement relating to the Certificates (the "Prospectus Supplement") forming a part of the Registration Statement under the heading "Summary of Terms - Tax Status", which statements have been prepared by us, to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects, and we hereby adopt and confirm the opinions set forth therein.
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MBNA America Bank,
 National Association
October 27, 2000
Page 2

     We note that the Prospectus and representative form of Prospectus Supplement do not relate to a specific transaction. Accordingly, the above-referenced description of federal income tax consequences and opinions may, under certain circumstances, require modification in the context of an actual transaction.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Orrick, Herrington & Sutcliffe LLP under the captions "Legal Matters" and "Federal Income Tax Consequences" in the Prospectus. In giving such consent, we do not admit that we are "experts," within the meaning of the term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                              Very truly yours,

                              /s/ Orrick, Herrington & Sutcliffe LLP
                              --------------------------------------
                              ORRICK, HERRINGTON & SUTCLIFFE LLP